                                                                   Exhibit 10.9


                            THIRD AMENDMENT TO LEASE
--------------------------------------------------------------------------------

THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is dated this 6th day of January 2003 by and between CDR Presidential, L.L.C., a Limited Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")

                                   BACKGROUND

1. Landlord as successor in interest to CarrAmerica Realty Corp. (the "Original Landlord") and Tenant entered into a certain lease dated as of August 12, 1998 (the "Original Lease") pursuant to which Tenant leases from Landlord suite 650-N (the "Original Premises") located in the building commonly known as Presidential Circle (the "Building") at 4000 Hollywood Boulevard, Hollywood, Florida, 33021.

2. By the First Amendment to Lease dated October 12, 1999 Tenant expanded the Original Premises to include suite 630-N (the "Expansion Space").

3. By the Second Amendment to Lease dated January 3, 2000 Tenant expanded the Original Premises and the Expansion Space to include suite 610-N ("Second Expansion Space"). The Original Premises, Expansion Space and Second Expansion Space shall hereinafter be collectively referred to as the Premises. The Original Lease, First Amendment to Lease and Second Amendment to Lease shall hereinafter be collectively referred to as the "Lease".

AT THIS TIME, Tenant and Landlord wish to expand the Premises, extend the Term of the Lease and modify other sections of the Lease.

                                    AGREEMENT

1. THIRD EXPANSION SPACE: Suite 620-N consisting of 4,821 rentable square feet using a common area add-on factor of 15.86% (the "Third Expansion Space"). Landlord shall obtain a letter from a licensed architect certifying the useable square feet of the Third Expansion Space. In the event such certification indicates a variance of .05%+/-, then the rentable square feet shall be adjusted accordingly.

2. THIRD EXPANSION SPACE COMMENCEMENT DATE: The latter of March 1, 2003 or the day following the termination date of the existing leasehold interest.

3. TERMINATION DATE: The Termination Date of the Premises and Third Expansion Space shall be January 31, 2014 subject to early termination in accordance with section 8 of this Third Amendment to Lease.

4. BASE RENT: Beginning with the first full month following the execution of this Third Amendment to Lease the Base Rent shall be as follows:

                                                                Monthly Base
  Period In Months     Per Square Foot    Monthly Base Rent      Rent (Third
  ----------------       Per Annum          (Premises)          Expansion Space)
                         ---------          ----------          ----------------

  January 1, 2003-48       $15.50          $19,610.08            $6,227.13
       49-84               $15.80          $19,989.63            $6,347.65
      85-120               $16.20          $20,495.70            $6,508.35
121-Termination Date       $16.60          $21,001.77            $6,669.05


The monthly Base Rent for the Third Expansion Space indicated above is subject to an initial adjustment based upon the determination of the useable square feet from the licensed architect as described in section 1 above.

5. OPERATING COST SHARE RENT: Tenant shall pay Operating Cost Share Rent according to the terms of the Lease for the Premises and Third Expansion Space.

6. TENANT'S PROPORTIONATE SHARE: 5.44% and 1.71% for the Premises and Third Expansion Space respectively.

        The proportionate share percentage for the Third Expansion Space indicated above is subject to an initial adjustment based upon the determination of the useable square feet from the licensed architect as described in section 1 above.


                                   Page 1 of 9
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THIS THIRD AMENDMENT TO LEASE by and between CDR Presidential, L.L.C., a Limited
Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").

7. PARKING: Subject to the terms described in Section 31 of the Lease, Tenant shall have the use of parking based upon the following allocation:

             Total Parking Spaces        One hundred twenty (120)

             Surface Parking Spaces      Eighty (80)

             Garage Parking Spaces       Forty (40)

         Notwithstanding anything to the contrary, Tenant shall only be charged for the use of eighteen (18) garage parking spaces at a rate of $45.00 per space per month throughout the Term of the Lease.

8. TERMINATION OPTION: Section 33 of the Lease is hereby deleted and replaced by the following language:

        Tenant may at its option terminate the Lease in its entirety (the "Termination Option") effective January 31, 2009 (the "Early Termination Date") by delivering notice of its intent to terminate this Lease (the "Termination Notice") to Landlord on or before February 1, 2008. If Tenant fails to deliver its Termination Notice timely, Tenant will be deemed to have waived such Termination Option. If there are any uncured monetary or material defaults by Tenant under this Lease as of the date Tenant delivers the Termination Notice or as of the Early Termination Date, the Termination Option shall be void, and the Lease shall remain in effect. If Tenant properly exercises its Termination Option, this Lease shall terminate as of the Early Termination Date.
        The "Termination Fee" shall be $180,000.00. Tenant shall pay the Termination Fee in the last full calendar month prior to the Early Termination Date. Such amount includes the amortization of $40,000.00 which the Landlord may contribute. To the extent this amount or a lesser amount is contributed by Landlord, the Termination Fee shall be adjusted accordingly.

9. AFTER HOURS AIR CONDITIONING: Tenant agrees to pay on a monthly basis as Additional Rent an amount of $830.00 as usage of six hundred (600) hours of after hours air conditioning per calendar year. Any additional hours will be billed to Tenant at a current charge of $16.60 per hour and will be payable to Landlord within twenty (20) days upon receipt of a reconciliation invoice. Such reconciliation invoice can be remitted by Landlord whenever Tenant's usage exceeds fifty (50) hours in any calendar month on a cumulative basis for any calendar year. In the event Tenant's usage exceeds more than six hundred (600) hours in any calendar year Tenant agrees to pay on a monthly basis beginning January of the subsequent year as Additional Rent an amount equal to the total hours used times the current charge divided by twelve. The current charge of $16.60 is subject to increases based upon costs directly associated with such usage.

10. SIGNAGE: Subject to any state and/or local authorities' approval, Tenant shall be permitted to install building signage as approved by Landlord on the north tower on the building facade facing east. The cost to install and maintain such signage shall be at Tenant's sole cost and expense. Landlord shall use best efforts to assist Tenant in obtaining the required approvals.

11. INTERRUPTION OF SERVICES: Section 4.F. of the Lease is hereby amended by deleting the text "ten (10)" in the last sentence of the first paragraph and substituting with the text of "four (4)" in lieu thereof.

12. TAXES: The Taxes that are included as Operating Costs shall be the amount based upon the maximum discount available to Landlord whether or not Landlord decides to take such discount.

13. BOOKS AND RECORDS: Section 2.D.(4). of the Lease is hereby amended by deleting the last sentence and substituting "Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs for the Building are overstated by more than two percent (2%)" in lieu thereof.

14. RIGHT OF FIRST REFUSAL: Subject to Subsection B below, and subject to any expansion or renewal options of any current tenant in the Building (a "Prior Tenant"), Landlord hereby grants to Tenant for the term of the Lease a right of first refusal for space on the fifth and seventh floors of the north tower of the Building (collectively, the "ROFR Space"), to be exercised in accordance with Subsection A below.
        A. If Landlord receives a bona fide letter of intent on any ROFR Space (see attached Exhibit "A"), Landlord shall so notify Tenant ("Landlord's ROFR Notice") identifying the available ROFR Space (the "Subject ROFR Space"). Tenant shall notify Landlord within ten (10) business days of receipt of Landlord's ROFR Notice whether it desires to lease the Subject ROFR Space. Such ROFR Space shall be leased at the lesser of the Base Rent terms set forth in Landlord's ROFR Notice or the same Base Rent terms of the Lease and the Landlord's Contribution of any ROFR Space shall be $0.22 per rentable square foot for each full month of the term of the ROFR Space. If Tenant does not notify Landlord within said 10-business day period that it will lease the Subject ROFR Space, Tenant shall be deemed to have refused the Subject ROFR Space. After any refusal, Tenant shall have no further right of


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THIS THIRD AMENDMENT To LEASE by and between CDR Presidential, L.L.C., a Limited
Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").

first refusal (unless and until such subject ROFR Space again becomes available, in which case Tenant shall have a new right of first refusal with respect to such Subject ROFR Space) for such Subject ROFR Space and Landlord shall be free to lease such space to any party for any term and upon any terms it desires. If Tenant exercises its right of first refusal with respect to the Subject ROFR Space, such space shall be added to the Premises the sooner of occupancy or one hundred twenty (120) days after Tenant exercises its rights, subject to adjustment due to Landlord delay. Such space shall be added to the Premises for the remaining Term of the Lease (but in no event less than three (3) years) on the same terms of this Lease, except that the terms of Landlord's ROFR Notice shall not apply during any Renewal Term, and instead, the terms of the Lease applying to the remainder of the Premises during the Renewal Term shall also apply to the Subject ROFR Space.
         B. Tenant's right of first refusal is subject to the conditions that:
(i) on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in monetary or material default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises (exclusive of any sublease agreement between Tenant and the existing tenant occupying the Third Expansion Space) under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the ROFR Space is added to the Premises.
         C. Promptly after Tenant's exercise of its right of first refusal, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFR Space. Within 15 days thereafter, Tenant shall execute and return the amendment.
         D. Notwithstanding anything to the contrary contained herein, in the event any of the ROFR Space that does not presently contain a renewal option expires, and the current tenant wants to extend the term of the lease, Landlord agrees to offer such space to Tenant in accordance with Sections A, B and C above, except the Base Rent shall be ninety-five percent (95%) of the Base Rent being offered in Landlord's ROFR Notice.

15. EXTENSION OPTION. Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one (1) period of five (5) years (the "Renewal Term") upon the same terms contained in this Lease, excluding the provisions of Appendix C of the Lease and any other applicable provisions pertaining to Initial Improvements and/or Landlord's Contribution, and except for the amount of Base Rent and parking charges payable during the Renewal Term. Tenant shall have no additional extension option.
         A. The Base Rent during the Renewal Term shall be the then prevailing market rate for a comparable term, market concessions, and Tenant Improvements subject to adjustments based upon quality of building, size, and credit worthiness of Tenant, commencing on the first day of the Renewal Term for tenants renewing space in the Building and other comparable office buildings (the "Prevailing Market Rate").
         B. To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than twelve (12) months prior to the proposed commencement of the Renewal Term. At some point within sixty (60) days after receipt of such non-binding notice, Landlord shall calculate and inform Tenant of the Prevailing Market Rate for the Premises. Tenant shall give Landlord final binding notice of intent to exercise its option to extend within thirty (30) days after receiving Landlord's determination of Prevailing Market Rate. If Tenant fails to give either its initial non-binding notice or its final binding notice timely, Tenant will be deemed to have waived its option to extend. If Tenant disputes Landlord's determination of Prevailing Market Rate, Tenant's final binding notice shall set forth Tenant's determination of the Prevailing Market Rate. If Tenant fails to set forth its determination of Prevailing Market Rate in its final binding notice, then Tenant shall be deemed to have accepted Landlord's determination of Prevailing Market Rate.
         If Tenant timely within thirty (30) days disputes Landlord's determination and Landlord and Tenant fail to agree as to the Prevailing Market Rate within 20 days after the giving of Tenant's final binding notice, then the Prevailing Market Rate shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of this Article shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in Broward County, Florida, by a panel of 3 arbitrators in accordance with this Article. Landlord and Tenant shall each appoint their own arbitrator within 7 days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within 7 days after such party's failure to appoint. Such two arbitrators shall have 7 days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within 14 days of such request and both parties shall be bound by any appointment so made within such 14-day period. If no such third arbitrator shall have been appointed within such 14 days, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The three arbitrators shall proceed with all reasonable dispatch to determine the Prevailing Market Rate and under all circumstances shall be bound by the terms of this Lease and shall not add to, subtract from or otherwise modify such provisions. The arbitrators' sole discretion in determining the question submitted shall be limited to selecting one of Tenant's or Landlord's Determination. The decision of the


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


THIS THIRD AMENDMENT To LEASE by and between CDR Presidential, L.L.C., a Limited Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").

arbitrators shall be rendered within 14 days after the third arbitrator has been appointed and shall be in writing and delivered to each of Landlord and Tenant. It is hereby agreed that a decision of the majority of the arbitrators shall be binding, final and conclusive upon Landlord and Tenant. The fees and expenses of any arbitration and of the third arbitrator pursuant to this Paragraph shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. Each arbitrator shall have at least 10 years' experience in leasing and valuation of properties that are similar in character to the Building. After a determination has been made of the Prevailing Market Rate, the parties shall execute and deliver an instrument setting forth the Prevailing Market Rate, but the failure to so execute and deliver any such instrument shall not effect the determination of Prevailing Market Rate.
            If Tenant disputes Landlord's determination and if the final determination of Prevailing Market Rate shall not be made on or before the first day of the applicable Renewal Term, then, pending such final determination, Tenant shall pay, as rent for the Renewal Term, an amount equal to Landlord's determination of the Prevailing Market Rate.
        C. Tenant's option to extend this Lease is subject to the conditions that: (i) that on the date that Tenant delivers its initial non-binding notice or its final binding notice exercising its option to extend, Tenant is not in monetary or material default beyond any applicable cure period under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease except to the extent permissible under Section 17.

16. ESTOPPEL CERTIFICATE: Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required and failure continues ten (10) days after Tenant's receipt of a second request shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, and that the non-certifying party has no claims or offsets against the requesting party.

17. REAL ESTATE BROKER: Tenant and Landlord represent to each other that they have not dealt with any real estate brokers with respect to this Third Amendment to Lease except for Trammell Crow Company (Tenant's broker). Tenant and
Landlord shall indemnify and defend each other against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

18. TENANT IMPROVEMENTS FOR THE THIRD EXPANSION SPACE:

        A. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined).
        Tenant shall cause the Plans to be prepared by a registered professional architect, and mechanical and electrical engineer(s). Such engineer(s) shall be approved in advance by the Landlord. Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval. Landlord shall within two (2) weeks after receipt either provide comments to such Plans or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Landlord shall within one week after receipt then either provide comments to such revised Plans or approve such Plans. Landlord shall be deemed to have approved such revised Plans if Landlord does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.
        Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Such contractor shall be selected by a competitive bid process between at least three (3) contractors of which two (2) shall be selected by Landlord and at least one (1) by Tenant.
        Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of $2,500.00.


                                   Page 4 of 9
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THIS THIRD AMENDMENT To LEASE by and between CDR Presidential, L.L.C., a Limited
Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").

        B. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.
        C. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount not to exceed $26.40 per rentable square foot of the Third Expansion Space ($127,274.40) ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord within ten (10) days of receipt of an invoice. Such invoice will be billed based upon the percentage of improvements in place, and final payment being due upon substantial completion of the improvements. In addition to the Landlord's Contribution above, at Tenant's election, Landlord shall contribute up to $40,000.00 towards the reconfiguration or modification to the existing common area of the floor.
        D. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:
        (1) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;
        (2) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and
        (3) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.
        Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.
        E. MISCELLANEOUS.
        Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

19. Section 2.A. of the Lease is hereby amended by substituting the following in lieu of the name, address and wire transfer information for the payment of Rent to the Original Landlord:

        CDR Presidential, L.L.C.
        c/o CDR Realty, L.L.C.
        2424 North Federal Highway, Suite 159
        Boca Raton, Florida 33431
        Telephone: 561-395-7588
or by wire transfer as follows:
        Bank Name: Bank of America
        Account Name: CDR Presidential, L.L.C.
        ABA Number: 063100277
        Account Number: 003446259519

20.   Section 16.A. of the Lease is hereby amended as follows:

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

         A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be. The subordination shall be self-operative and no further instrument of subordination shall be required, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) business days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.


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THIS THIRD AMENDMENT TO LEASE by and between CDR Presidential, L.L.C., a Limited
Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").

21. Section 23A of the Lease is hereby amended by substituting the following in lieu of the name and address of the Original Landlord:

      CDR Presidential, L.L.C.
      c/o CDR Realty, L.L.C.
      2424 North Federal Highway, Suite 159
      Boca Raton, Florida 33431
      Attn: Ed Steinhardt, Vice President/Director of Operations

22. Appendix D is hereby amended by substituting the following in lieu of the mortgage referenced in the Original Lease:

      Metropolitan Life Insurance Company
      101 E. Kennedy Blvd., Suite 1165
      Tampa, Florida 33602

23. DEFAULT INTEREST: Section 2.D.(2) of the Lease is hereby amended by deleting the text "eighteen percent (18%)" and substituting with the text of "twelve percent (12%)" in lieu thereof.

24. WATER: Section 4.D of the Lease is hereby deleted and replaced by the following language: Landlord shall furnish hot and cold tap water for drinking, toilet purposes and other typical uses based upon Tenant's use of the Premises as described in Section 6 of the Lease. Tenant shall pay Landlord for water furnished for any other purposes or Additional Rent at rates charged by the utility company plus and an administrative fee equal to ten percent (10%). Tenant shall not permit water to be wasted.

25. VACATION AND ABANDONMENT DEFAULT: Section 12.E of the Lease is hereby amended by deleting ".", and substituting ", and does not continue to pay Rent when due." in lieu thereof.

26. HOLDOVER: Section 15 of the Lease is hereby deleted and replaced by the following language: Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Rent during months one and two at 125% the rate in effect immediately prior to such holdover, 150% during months three through five, and 200% thereafter. Notwithstanding anything to the contrary contained herein, in the event Landlord delivers notice ("Holdover Notice") to Tenant that it has executed a lease with a tenant for any portion of the Premises, and Tenant is not able to fully vacate such area and the commencement date of such lease is delayed due to Tenant's holdover, Tenant shall pay beginning with the first full month following such notice an entire month of Rent during the first full month or any portion thereof following the date of the Holdover Notice at 150% the rate in effect during the month prior to the Termination Date. In the event Tenant retains possession of any or part of the Premises after the first full month following the date of the Holdover Notice the Tenant shall pay five (5) months of Rent at 200% the rate in effect during the last month of the Term of the Lease. In the event Tenant retains possession of any or part of the Premises beyond six (6) months after the Termination Date, Tenant shall pay an entire month of Rent for each full or partial calendar month at 150% the rate in effect during the last month of the Term of the Lease. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

27. ASSIGNMENT AND SUBLEASE: Section 17.A of the Lease is hereby amended by inserting the text "reasonable" prior to "attorney's fees" in the fourth sentence of this section.
         Section 17.B.(vi) is hereby deleted in its entirety.

        For the purpose of defining a prospective tenant in Section 17.B of the Lease, such definition shall mean an entity that has been provided a written proposal within the last one hundred twenty (120) days from the date of Tenant requesting Landlord's consent.
         Section 17.D. entire text is hereby deleted, and replaced with the following language:
         Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant (any of the foregoing in this Subsection D being herein sometimes referred to as an "Ownership Transfer") shall constitute an assignment of this Lease. Notwithstanding the foregoing in this Subsection D to the contrary, if Tenant shall be a corporation whose stock is publicly traded on a nationally recognized securities exchange (including the NASDAQ over-the-counter market), then, except with respect to an Ownership Transfer in connection with the merger or consolidation of Tenant and except with respect to an Ownership Transfer in connection with the sale of all or substantially all of the assets of Tenant; any Ownership Transfer shall not be deemed to be an assignment of this Lease. In any event, any Ownership Transfer in connection with the merger or consolidation of Tenant or in connection with the sale of all or substantially all of the assets of Tenant shall constitute an assignment of this Lease.

THIS THIRD AMENDMENT To LEASE by and between CDR Presidential, L.L.C., a Limited Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").

         Section 17.E of the Lease is hereby amended by deleting ".", and substituting ", after Tenant deducts any reasonable and customary costs (including, but not limited to brokerage commissions and tenant improvements) incurred in procuring such assignment or sublease." in lieu thereof.

28. TENANT's FINANCIAL STATEMENTS: Notwithstanding the terms of the Lease in regards to this section (26.Y), the provisions of such section shall not be applicable so long as Tenant is a publicly traded corporation.

29. TENANT PARKING: Section 31.C., the text contained in the 3rd, 4th and 5th sentence of such section is hereby deleted in its entirety.

30. SUBORDINATION NONDISTURBANCE: Landlord shall use best efforts to provide Tenant with a Subordination NonDisturbance and Attornment Agreement ("SNDA") in a form similar to the SNDA given to Tenant for review, subject to changes mutually agreed upon between lender and Tenant.

31. STATUS OF LEASE:

         Landlord and Tenant hereby acknowledge and agree that: (i) as of the date hereof, Landlord has complied with all of the terms and conditions of the Lease, and that Tenant has no rights to any credit, claim, cause of action, offset or similar charge against Landlord, the Base Rent and/or the Additional Rent, each of same, if any, existing as of the date hereof, now being waived by Tenant; (ii) Landlord has fully performed all of its obligations under the Lease and is not obligated to make or pay for any additional tenant improvements except for those tenant improvements specifically set forth in this Third Amendment; (iii) Tenant represents and warrants to Landlord that there are no assignees, sublessees (exclusive of any sublease between Tenant and the existing tenant occupying the Third Expansion Space) or transferees of the Lease, or any part hereof, or any person or firm (other than Tenant) occupying or having the right in the future to occupy the Original Premises, the Expansion Space, the Second Expansion Space, or the Third Expansion Space or any part thereof, not previously approved by Landlord (iv) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or against the Rent or any other charges due to Landlord under the Lease; (v) Landlord and Tenant confirm that from the Third Expansion Space Commencement Date until the Third Expansion Space Termination Date, the Original Premises, the Expansion Space, the Second Expansion Space and the Third Expansion Space shall consist of 20,003 rentable square feet; the square footage of the Original Premises, Expansion Space, Second Expansion Space, Third Expansion Space and the Building set forth in the this Third Amendment and the Lease are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement (exclusive of any change based upon the determination of useable square feet as described in section 1 above) of the Original Premises, Expansion Space, Second Expansion Space, Third Expansion Space or the Building; (vi) Tenant is not entitled to any future rental abatement, concession, credit or reduction; (vii) except for this Third Amendment, the Lease has not been modified in any respect; and (viii) by this Third Amendment the Lease is currently scheduled to terminate on January 31, 2014.


IN WITNESS WBEREOF, the parties hereto have executed this Third Amendment.

                                                LANDLORD:

                                                CDR PRESIDENTIAL, L.L.C.,
                                                a Limited Liability Company

 /s/  Illegible                                 By: /s/ Richard Werber
--------------------------                          ---------------------------
Witness                                                    Richard Werber
                                                           Vice President


/s/  Illegible                                  Date: January 6, 2003
--------------------------                            -------------------------
Witness



                                                TENANT:

THIS THIRD AMENDMENT To LEASE by and between CDR Presidential, L.L.C., a Limited Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").



                                  CONCORD CAMERA CORP., a New Jersey corporation

 /s/ Margaret K. Lombardo          By: /s/ Rick Finkbeiner
--------------------------             -----------------------------------------
Witness
                                  Print Name:  Rick Finkbeiner
                                             -----------------------------------

                                  Title:            CFO
                                        ----------------------------------------

/s/ Diane L. Micciche             Date:           12-6-02
--------------------------              ----------------------------------------
Witness

THIS THIRD AMENDMENT To LEASE by and between CDR Presidential, L.L.C., a Limited Liability Company organized under the State of Florida ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant").


                                   EXHIBIT "A"


                               PRESIDENTIAL CIRCLE
                               -------------------


5th Floor North Lease Rollover      Renewal Option           Relocation Clause
------------------------------      --------------           -----------------
      RSF           Date
    10,918         7/31/06               None                      Yes
     6,791         8/31/06            One - 5 Year                 Yes
     2,378         8/31/06            One - 5 Year                 Yes

 7th Floor North Lease Rollover     Renewal Option           Relocation Clause
 ------------------------------     --------------           -----------------
      RSF           Date
     4,697     Available 1/1/03
     2,621         8/31/05               None                      No
    12,849         8/31/05           One - 5 Year                  No